MATERIAL TRANSFER AGREEMENT

This Material Transfer Agreement (together with its Exhibits referred to herein as the "Agreement") governs the transfer of certain substances from time to time from Ontogeny, Inc., ("Ontogeny") to Biosyntech Limited having its place of business at 475, bout, Armand-Frappier, Montreal (Laval) QC Canada H7V 4B3 ("COMPANY").

1. BACKGROUND. Ontogeny desires to obtain samples of COMPANY's proprietary delivery vehicle described in Exhibit A (such delivery vehicle, excluding the Materials, together with its progeny, derivatives or improvements is referred to herein as the "Vehicle") to evaluate the Vehicle's suitability in its animal models set forth in Exhibit B. COMPANY desires to obtain samples of the material described in Exhibit A from Ontogeny for use in the research described in Exhibit A under the terms and conditions of this Agreement. Such material, together with its progeny, derivatives or improvements is referred to herein as "Material". As part of the research described in Exhibit A, COMPANY will incorporate the Material into COMPANY's Vehicle. The Vehicle containing the Material shall be referred to herein as the Vehicle/Material Product. Additionally, Ontogeny may desire to evaluate Vehicle/Material Product in accordance with Exhibit B. The research set forth in Exhibits A and B shall be considered "Research" under this Agreement. COMPANY shall own all title and interest in and to the Vehicle.

2. THE MATERIAL AND THE RESEARCH. COMPANY acknowledges that Ontogeny has rights to the Material. Ontogeny will supply COMPANY with such quantities of the Material as COMPANY may reasonably request and as Ontogeny may make available, in its sole discretion, from time to time. However, Ontogeny shall be under no obligation to supply any Material at any time and may cancel the supply of Material at any time without advance notice. COMPANY will use the Material, the Vehicle/Material Product and any product or process derived from the use of the Material or the Vehicle/Material Product, solely in its Research set forth in Exhibit A and for no other purpose. The Material and the Vehicle /Material Product will not be used by COMPANY in research that is subject to consulting or licensing obligations to another party, unless Ontogeny gives its prior, express written permission. The Research will be conducted solely by COMPANY at its research facilities. None of the Material or Vehicle/Material Product will be transferred or sold to third parties. COMPANY WILL NOT USE THE MATERIAL OR VEHICLE/MATERIAL PRODUCT FOR TESTING IN OR TREATMENT OF HUMAN SUBJECTS. COMPANY acknowledges that the Material and Vehicle/Material Product is experimental and will comply with all laws and regulations applicable to its handling and use. Any Material remaining upon completion of the Research will be returned to Ontogeny.

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     Any Vehicle/Material Product remaining upon completion of the Research will be destroyed by COMPANY.

3. THE VEHICLE AND THE RESEARCH. COMPANY will supply Ontogeny with such quantities of the Vehicle as Ontogeny may reasonably request and as COMPANY may make available, in its sole discretion, from time to time. However, COMPANY shall be under no obligation to supply any Vehicle at any time and may cancel the supply of Vehicle at any time without advance notice. Additionally, COMPANY will supply Ontogeny with such quantities of the Vehicle/Material Product or other related materials as needed by Ontogeny in order to conduct the Research set forth in Exhibit B hereto. Ontogeny will use the Vehicle, the Vehicle/Material Product and any product or process derived from the use of the Vehicle or the Vehicle/Material Product, solely in its Research set forth in Exhibit Band for no other purpose. The Research will be conducted solely by Ontogeny at its research facilities or by a third party contractor at their facilities. None of the Vehicle or Vehicle/Material Product will be transferred or sold to third parties other than the aforesaid third party contractors. ONTOGENY WILL NOT USE THE VEHICLE OR VEHICLE/MATERIAL PRODUCT FOR TESTING IN OR TREATMENT OF HUMAN SUBJECTS. COMPANY acknowledges that the Vehicle and Vehicle/Material Product is experimental and will comply with all laws and regulations applicable to its handling and use. Any Vehicle remaining upon completion of the Research will be returned to COMPANY. Any Vehicle/Material Product remaining upon completion of the Research will be destroyed by Ontogeny.

4. IN VIVA STUDIES. If COMPANY or Ontogeny is using the Vehicle/Material Product for non-human in vivo studies, it will comply with all applicable federal, state and local laws and regulations.

5.   INVENTIONS.

5.1 DISCLOSURE. COMPANY will promptly and fully disclose in writing to Ontogeny any and all inventions, (whether or not protectable under state, federal or local laws) related to the Material, the Vehicle/Material Product or their use, or developed using the Material, or the Vehicle/Material Product which are conceived and/or reduced to practice by COMPANY, in the course of its Research and Ontogeny will promptly and fully disclose in writing to COMPANY any and all inventions, (whether or not protectable under state, federal or local laws) related to the Vehicle, the Vehicle/Material Product or their use, or developed using the Vehicle, or the Vehicle/Material Product which are conceived and/or reduced to practice by Ontogeny, in the course of its Research (collectively, the "Invention(s)").

5.2 RIGHTS.Except as provided herein, ownership of any Invention shall be determined in accordance with the applicable intellectual property laws of the United States of America. Notwithstanding any other provision contained in this Agreement (a) Ontogeny shall solely own those Inventions

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     that are  directed  to  Material  or relate to the use  thereof,  except in combination with the use of the Vehicle and (b) COMPANY shall solely own those Inventions that are directed to the Vehicle or relate to the use thereof, except in the combination with the use of the Material. Ontogeny and Company hereby agree that a party may not use information from the Research to file a patent application without the prior written consent of the other party on any Inventions that cover (i) the Vehicle and the Material, (ii) the combination of the Vehicle and the use of the Material;
     (iii) the combination of the Material and the use of the Vehicle, or (iv) the combination of the use of the Vehicle and the use of the Material ("Joint Inventions"). COMPANY represents and warrants that no other person has any prior right to ownership of Joint Inventions or a prior right to acquire a license under such Joint Inventions by reason of any action or agreement by COMPANY, except as disclosed in the Agreement in Exhibit C.

5.3 PATENT APPLICATIONS. Subject to Section 5.2 any and all patent applications necessary to protect the proprietary position of solely owned Inventions by Ontogeny will be prepared, filed and maintained by Ontogeny with expenses paid by Ontogeny. Subject to Section 5.2 any patent application necessary to protect the proprietary position of solely owned Inventions by COMPANY will be prepared, filed and maintained by COMPANY with expenses paid by COMPANY. For any and all patent applications on Joint Inventions, both Ontogeny and COMPANY agree to cooperate jointly at each such party's own expense in the preparation, prosecution and/or maintenance of any patents or patent applications for a Joint Invention.

5.4 REPORTS. At Ontogeny's request, COMPANY will advise and update Ontogeny on the progress and results of the Research subject to Section 7. At COMPANY's request, Ontogeny will advise and update COMPANY on the progress and results of the Research subject to Section 7.

6. NO LICENSE. Ontogeny retains all rights and title in and to the Material and all related Ontogeny intellectual property rights, including without limitation, any patents, patent applications, copyrights and copyright applications, subject to the limited right of use granted to COMPANY herein to carry out the Research, and retains the right to have any Vehicle/Material Products destroyed and any Material returned to Ontogeny or disposed of upon request. COMPANY understands that no other right or license to the Material, the Vehicle/Material Products or to their use is granted or implied as a result of Ontogeny's sending the Material to it. Nothing contained in this Agreement shall restrict Ontogeny's right to disclose, use, sell, assign, transfer or distribute the Material to any other entity for commercial or noncommercial purposes. COMPANY retains all rights and title in and to the Vehicle and all related COMPANY intellectual property rights, including without limitation, any patents, patent applications, copyrights and copyright applications, subject to the limited right of use granted to Ontogeny herein to carry out the Research, and retains the right to have any Vehicle/Material Products destroyed and any Vehicle returned to COMPANY or disposed of upon

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     request.  Ontogeny  understands  that no  other  right  or  license  to the
     Vehicle, the Vehicle/Material Products or to their use is granted or implied as a result of COMPANY's sending the Vehicle or Vehicle/Material Products to it. Nothing contained in this Agreement shall restrict COMPANY 's right to disclose, use, sell, assign, transfer or distribute the Vehicle to any other entity for commercial or noncommercial purposes.

7. CONFIDENTIALITY. Subject to Section 5.3 hereof, for a period of 5 years from the date of this Agreement, neither party will disclose or publish the results of the Research to third parties other than in confidence to its directors, officers, employees, consultants, corporate partners or potential corporate partners. With the exception of the results of the Research, any confidential or proprietary information provided by Ontogeny to COMPANY shall be considered Ontogeny Proprietary Information and for a period of five years from the latest date of disclosure of any Ontogeny
     Proprietary Information hereunder, COMPANY agrees that it will hold in confidence and not disclose or make available to any third party, any Ontogeny Proprietary Information disclosed to it by or on behalf of Ontogeny, will not use such Ontogeny Proprietary Information for any purpose other than as advised or directed by Ontogeny, and will not exploit such Ontogeny Proprietary Information for its own benefit or the benefit of another without the prior written consent of Ontogeny. With the exception of the results of the Research, any confidential or proprietary information provided by COMPANY to Ontogeny shall be considered COMPANY Proprietary Information and for a period of five years from the latest date of disclosure of any COMPANY Proprietary Information hereunder, Ontogeny agrees that it will hold in confidence and not disclose or make available to any third party, any COMPANY Proprietary Information disclosed to it by or on behalf of COMPANY, will not use such COMPANY Proprietary Information for any purpose other than as advised or directed by COMPANY, and will not exploit such COMPANY Proprietary Information for its own benefit or the benefit of another without the prior written consent of COMPANY. Ontogeny Proprietary Information and COMPANY Proprietary Information shall not include information which:

     (a) is known to the public at the time of disclosure by the disclosing party or becomes so known through no wrongful act on the part of the receiving party, but only after it becomes so publicly known:

     (b) is in the receiving party's possession at the time of disclosure by the disclosing party, as evidenced by written records;

     (c)  becomes known to the receiving party through disclosure by sources not
          under  an  obligation  to  the  disclosing   party  to  maintain  such
          information in confidence as evidenced by written records;

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

     (d) independently developed by or on behalf of the receiving party without reference to or reliance on the Proprietary Information of the disclosing party, as evidenced by written records.

8. NO WARRANTY. THE MATERIAL IS PROVIDED TO COMPANY AS-IS AND WITHOUT WARRANTY, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY, TITLE OR FITNESS FOR A PARTICULAR PURPOSE AND WITHOUT ANY REPRESENTATION OR WARRANTY THAT THE USE OF THE MATERIAL WILL NOT INFRINGE ANY PATENT, OR OTHER RIGHTS. THE VEHICLE IS PROVIDED TO ONTOGENY AS-IS AND WITHOUT WARRANTY, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY, TITLE OR FITNESS FOR A PARTICULAR PURPOSE AND WITHOUT ANY REPRESENTATION OR WARRANTY THAT THE USE OF THE VEHICLE WILL NOT INFRINGE ANY PATENT, OR OTHER RIGHTS.

9. INDEMNIFICATION. To the extent permitted under governing law, COMPANY will indemnify and hold Ontogeny harmless from any claims or liability resulting from COMPANY's use, handling or storage of the Material or Vehicle/Material Product, except insofar as such claims or liability result from Ontogeny's negligence or wrongdoing subject to Ontogeny providing prompt written notice of any such claim or liability and COMPANY having the right to control the defense and/or settlement of such claim; and to the extent Ontogeny has been negligent or engaged in wrongdoing, Ontogeny shall indemnify COMPANY to the extent permitted under governing law subject to COMPANY providing prompt written notice of any such claim or liability and Ontogeny having the right to control the defense and/or settlement of such claim. To the extent permitted under governing law, Ontogeny will indemnify and hold COMPANY harmless from any claims or liability resulting from Ontogeny's use, handling or storage of the Vehicle or Vehicle/Material Product, except insofar as such claims or liability result from COMPANY's negligence or wrongdoing, subject to COMPANY providing prompt written notice of any such claim or liability and Ontogeny having the right to control the defense and/or settlement of such claim; and to the extent COMPANY has been negligent or engaged in wrongdoing, COMPANY shall indemnify Ontogeny to the extent permitted under governing law subject to Ontogeny providing prompt written notice of any such claim or liability and COMPANY having the right to control the defense and/or settlement of such claim.

10. TERMINATION. Either party may terminate this Agreement on thirty (30) days prior written notice to the other party. Upon termination, COMPANY shall destroy any Vehide/Material Products, shall immediately return to Ontogeny all Ontogeny Proprietary Information provided by Ontogeny, and all Material and all of COMPANY's right to use the Material and the Vehicle/Material Products shall end. Upon termination, Ontogeny shall destroy any Vehicle/Material Product, shall immediately return to

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     COMPANY all COMPANY Proprietary  Information  provided by COMPANY,  and all
     Vehicle  and  all  of   Ontogeny's   right  to  use  the  Vehicle  and  the
     Vehicle/Material Products shall end. Following termination, neither party shall have any further obligations under this Agreement, except that Sections 5 through 10 shall survive termination.

11. MODIFICATIONS. This Agreement supersedes all prior agreements, written or oral, including the Confidential Disclosure Agreement dated October 26, 1999 between COMPANY and Ontogeny relating to the subject matter of this Agreement provided that the obligations of confidentiality and nonuse attaching to the Proprietary Information disclosed under such Confidential Disclosure Agreement shall survive its termination. This Agreement may not be modified, changed or discharged, in whole or in part, except by an agreement in writing signed by the COMPANY and Ontogeny.

12. THIRD PARTIES. The COMPANY and Ontogeny hereby represent that the acceptance of the Material and Vehicle in accordance with, and the performance of all the terms of this Agreement do not and will not breach or conflict with any other agreement or arrangement to which the COMPANY or Ontogeny is a party.

13. BAILMENT. It is the intent of the parties that the transfer of Material to COMPANY or the transfer of Vehicle to Ontogeny be considered a bailment, and shall be considered neither a conditional nor an unconditional sale. Any monies transferred in conjunction with the transfer of Material, Vehicle and information shall be only to cover the costs associated with the transfer, and shall not represent consideration for an exchange of title thereto.

14. MISCELLANEOUS. This Agreement (a) may not be assigned or transferred by any party without the prior written consent of the other party, except that Ontogeny or COMPANY may assign this Agreement to an affiliated company or in connection with the merger, consolidation or sale of all or substantially all of its assets and (b) shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

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IN WITNESS  WHEREOF,  Ontogeny  and COMPANY  have caused  this  Agreement  to be executed in their names by their properly and duly authorized officers or representatives.

Ontogeny, Inc.

Name:       /s/ Raul Rodriguez
            ------------------
                Raul Rodriguez

Title:      Senior V.P., Business Development

Date:       12/03/99

Ontogeny, Inc.
45 Moulton Street
Cambridge, MA 02138

Phone: (617) 876-0086
Facsimile: (617) 876-0866



Biosyntech Limited

Name:       /s/ Francois Binette
            --------------------
            Francois Binette

Title:      Vice President R&D

Date:       12/03/99

Biosyntech
475, boul. Armand Frappier
Montreal (Laval) QC H7V 4B3
Canada

Phone: (450) 686-2437
Facsimile: (450) 686-8952

Exhibit A

1.   VEHICLE: Biosyntech's proprietary BST-gel delivery system

2. MATERIAL: Recombinant human hedgehog proteins. The research will focus on the use of one chemically modified form of recombinant human hedgehog
     (shin) protein. However, unmodified recombinant shh protein or other forms of the shh protein obtained by chemical modification may also be used. The related human recombinant Indian hedgehog (ihh) protein or its modified forms may also be used.

3. RESEARCH BY COMPANY: The COMPANY will formulate the Vehicle/Material Product. The COMPANY will assist in assessing the in vitro release kinetics of Material from the Vehicle. The COMPANY will provide Ontogeny with different formulations of the Vehicle/Material Product to be tested in Ontogeny's in vitro and in viva assays.



Exhibit B

     Research   by   Ontogeny:   Ontogeny   will  test  the   Vehicle   and  the
     Vehicle/Material in various in vitro and in vivo assays.





Exhibit C

     (Please insert any prior right to ownership exceptions, as they pertain to Section 5.2)

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
                           ONTOGENY CORPORATE PROFILE

Company        Ontogeny, Inc., founded in 1994 is a privately held biotechnology
Background     company developing  therapies to combat disorders associated with loss of cell function, aging and degeneration. Some areas of therapeutic focus are:

               o neurological disorders: Alzheimer's and Parkinson's disease, peripheral neuropathies
               o orthopedic disorders: osteoarthritis, osteoporosis; and cartilage/bone injuries
               o dermatological disorders: skin cancer, wound healing and hair growth
               o diabetes: cell therapy for juvenile onset; factors/small molecules for adult insulin dependent diabetes.

                    The company is developing drugs based on small molecules that are key inducers of cell and tissue growth and differentiation. The company has already identified and possesses proprietary rights to an important family of inducing molecules called the hedgehog family. Ontogeny is developing several of these proteins into organ-specific therapeutics intended to repair tissue and thereby restore function to the damaged system of a patient's body. As the aging population increases worldwide, the need for effective and safe treatments for many degenerative disorders will increase. Ontogeny intends to become a leader in developing therapies for these degenerative disorders.

Developmental  In the last ten years, access to the tools of molecular biology a
Biology and classical embryology has enabled developmental biology to make great strides towards discovering and defining the mechanisms and processes by which organisms develop. These discoveries have positioned developmental biology to become an integral component of drug discovery. The key control molecules of development are called inducing molecules.

Ontogeny The determining molecules of development, inducing molecules, have Technology recently been identified and have proven to be potent secreted proteins that act at the level of the cell surface. Ontogeny has sole proprietary rights to a number of the inducing molecules, including an important group known as the hedgehog family. The hedgehog family of molecules include the following.

              o Sonic hedgehog plays a major role in the differentiation of the central nervous system (CNS). Ontogeny has demonstrated that sonic hedgehog has inductive, growth factor and neuroprotective properties, which offer potential for treating neurodegenerative disorders.
              o Indian hedgehog is implicated in the development of bone and cartilage and has the potential to treat orthopedic disorders including osteoarthritis and osteoporosis.
              o Desert hedgehog appears to play a role in normal nerve signaling through its effect on the cells that support the peripheral nerves. Ontogeny is exploring its use in disorders where normal nerve signaling is damaged due to
                    chemotherapy-induced      neuropathy,       diabetic-induced
                    neuropathy,  and multiple sclerosis, for example.
              o Patched is critical for normal skin and hair formation. Aberrant and excessive activation of its signaling pathway can result in basal cell nevus syndrome and in basal cell carcinoma (BCC). BCC, a skin cancer, results from excessive exposure to sunlight and is the most common human cancer, affecting more people than all other cancers combined.

Ontogeny      Neurological  Disorders. One of  Ontogeny's  lead programs is in
Programs      the  area of  neurodegenerative  disorders,  such  as  Parkinson's disease, Alzheimer's disease and peripheral neuropathies, where the technical strategy is to restore normal function that has been destroyed by disease. With a corporate partner, Ontogeny has made key progress in moving toward the clinic with products to address treatment for these diseases.

              Orthopedic Disorders. Ontogeny's strategy focuses on the fact that Indian hedgehog is implicated in normal development of bone and cartilage. It has been demonstrated that Indian hedgehog can stimulate and regulate bone formation. This important finding has direct implications for potential pharmacological use in fracture repair and implant fixation, and Ontogeny is proceeding to preclinical work in these areas.

              Dermatological Disorders. Congenital or acquired patched defects commonly result in a skin cancer known as basal cell carcinoma
              (BCC). BCC is the most common human cancer and affects one-quarter to one-half of all Caucasians. Ontogeny is using insights gained to screen for new chemical entities for the non-surgical treatment of this common disorder.

              Diabetes. In the areas of both juvenile and adult onset diabetes Ontogeny's technical strategy is to use insights from developmental biology to identify molecules and stem cells that will restore insulin production.

OntoScreen(TM)To   identify   inducing   molecules,   Ontogeny   has  devised  a
              developmental biology-based functional screening system. With the OntoScreen screening system, researchers can sift through the vast amount of sequence information being generated by the genome project to identify sequences of therapeutic interest. This screening system uses proprietary assays to identify new entities that regulate the mechanisms of development and repair. The automated system allows for medium-to-high throughput of materials including genes, gene sequences, proteins and chemical entities to rapidly identify those with therapeutic potential.

Ontogeny Ontogeny has raised approximately $70 million from private Financial placements and upfront payments from collaborators. This total
History       consists of proceeds  from the  founding  round in August  1994, a second round in January 1996, a mezzanine round in March 1997, and most recently, the completion of a private placement in December
              1998.

Ontogeny      Ontogeny has collaboration with the following:
Alliances     o     Biogen.  The principal  focus of this recently  extended and
                    expanded   partnership   is  on   developing   products  for
                    neurological disorders.
              o     Roche.  This alliance is focused on developing a product for local bone and cartilage disorders.
              o     Becton  Dickinson  and Ontogeny are focusing on a cell-based therapy  for  diabetes.
              o     Genzyme  Molecular  Oncology is producing Serial Analysis of
                    Gene  Expression  (SAGE)  libraries that enable  Ontogeny to
                    analyze    differential    gene   expression   for   product
                    identification.
              o     Tropix will perform ultra-high-throughput screening of large
                    combinatorial   compound   libraries  for  activity  against
                    Ontogeny's  unique  biological  targets.
              o     ComGenex and Oxford  Asymmetry  (OAI) provide  Ontogeny with access to diverse chemical  products in their  combinatorial chemistry libraries. In addition, OAI will provide medicinal chemistry services to optimize Ontogeny's therapeutic leads.
              o     Ontogeny   has    organized   a   consortium   of   academic
                    dermatological oncology centers for the development of leads in the  areas of skin  cancer  and  skin  and  hair  growth.
                    Participating are Stanford  University,  Brigham and Women's
                    Hospital  in  conjunction   with  the   Dana-Farber   Cancer
                    Institute, the University of California San Franciso and San
                    Francisco General Hospital.

Ontogeny  Scientific Advisors Board
Team      Douglas A. Melton, Ph.D., Chair, Harvard University
          Philip A. Beachy, Ph.D., Johns Hopkins University School of Medicine Anders Bjorklund, Ph.D., University of Lund
          Helena Edlund, Ph.D., University of Umea
          Thomas Edlund, Ph.D., University of Umea
          Curt R. Freed, M.D., University of Colorado School of Medicine
          Brigid Hogan, Ph.D., Vanderbilt Uniuersity
          Philip Ingham, Ph.D., University of Sheffield
          Thomas M. Jessell, Ph.D., Columbia University
          Andrew McMahon, Ph.D., Haruard Uniuersity
          Roel Nusse, Ph.D., Stanford University School of Medicine
          Matthew P. Scott, Ph.D., Stanford University School of Medicine
          Cliff Tabin, Ph.D., Haruard Medical School
          Christopher V. E. Wright, Ph.D., Vanderbilt Uniuersity
          Board of Directors
          William W. Helman, Chair, Greylock Management
          Christopher E. Bogan, Best Practices
          Roger W. Brimblecombe, Ph.D., Vanguard Medica Limited
          Thomas D. Ingolia, Ph.D., Ontogeny, Inc.
          Edwin M. Kania, Jr., One Liberty Ventures
          Ruth B. Kunath, Vulcan Northwest, Inc.
          Douglas A. Melton, Ph.D., Haruard University
          Doros Platika, M.D., Ontogeny, Inc.
          W. Leigh Thompson, M.D., Ph.D., Profound Quality Resources Ltd.
          Key Personnel
          Doros Platika, M.D., President and Chief Executive Officer
          Raul R. Rodriguez, Sr. Vice President, Business Development
          Lee L. Rubin, Ph.D., Sr. Vice President, Research
          George A Eldridge Vice President, Finance and Chief Financial Officer Marlene A. Thayer Director, Human Resources
          Cynthia G. Clayton, Mgr., Corporate Communications and Investor
            Relations

November, 1999